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                                                                 Exhibit 5.1



                                     January 31, 1997






Renaissance Cosmetics, Inc.
955 Massachusetts Avenue
Cambridge, MA 02139

Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Renaissance Cosmetics, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") on October 1, 1996, as amended by Amendment No. 1 thereto filed with the SEC on January 31, 1997, pursuant to the Securities Act of 1933, as amended
(the "Act"), and the rules and regulations thereunder, we have been requested to render our opinion as to the legality of the securities being registered thereunder. The Registration Statement relates to shares of the Company's 14.0% Senior Redeemable Preferred Stock, Series C, par value $.01 per share (the "Series C Preferred Stock"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Registration Statement.

                  In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Certificate of Designation of the Series C Preferred Stock as amended to date (the "Series C Certificate of Designation"); (ii) copies of the restated certificate of incorporation and the by-Laws of the Company, each as amended to date; and (iii) records of certain of the corporate proceedings of the Company relating to, among other things, the issuance and sale of the Series C Preferred Stock. In addition, we have examined


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Renaissance Cosmetics, Inc.                                                    2


such other documents, records, certificates or other instruments as we considered necessary or appropriate in order to form a basis for the opinion hereunder expressed.

                  In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the documents against each party thereto other than the Company, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of such documents. The opinions set forth herein assume that the Company takes no corporate action following the date hereof inconsistent with its obligations under the Registration Rights Agreement or the Series C Certificate of Designation.

                  In expressing the opinion set forth herein, we have relied upon the factual matters contained in the representations and warranties of the Company and upon certificates of public officials and officers of the Company and of its subsidiaries.

                  Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that the shares of Series C Preferred Stock have been duly authorized by all necessary corporate action and, assuming the Series C Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware at or prior to the time the Series C Preferred Stock is issued and assuming the Series C Preferred Stock is issued and delivered in accordance with the terms of the Series C Certificate of Designation, the Registration Rights Agreement and the Registration Statement, the Series C Preferred Stock will be legally issued, fully paid and non-assessable.

                  The foregoing opinion is limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect. No opinion is expressed herein with respect to the requirements of, or compliance with, any state securities or "blue sky" laws. Please be advised that no member of this firm is admitted to practice law in the State of Delaware.


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Renaissance Cosmetics, Inc.                                                    3


                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Opinion" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.



                                               Very truly yours,


                                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON